Exhibit 3.1

Bionomics Ltd ACN 075 582 740

A public company limited by shares

Constitution

Level 25, 20 Bond Street

SYDNEY NSW 2000

T +61 2 8274 9555 | F +61 2 8274 9500

www.jws.com.au

Liability limited by a scheme approved under Professional Standards Legislation

Constitution of Bionomics Ltd

Contents

1	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	2
1.3	Effect of the Listing Rules	4
1.4	Replaceable rules not to apply	4
1.5	Exercise of powers	4
1.6	Currency	5
1.7	Submission to jurisdiction	5
1.8	Prohibition and enforceability	6
2	Share capital	6
2.1	Issue of shares	6
2.2	Preference shares	6
2.3	Alteration of share capital	7
2.4	Conversion or reclassification of shares	7
2.5	Variation of class rights	8
2.6	Joint holders of shares	8
2.7	Recognition of equitable interests	8
2.8	Restricted securities	8
3	Calls on shares	9
3.1	Power to make calls	9
3.2	Notice of calls	9
3.3	Fixed instalments	9
3.4	Interest on unpaid amounts	10
3.5	Prepayment of calls and interest	10
3.6	Proceedings to recover calls	10
4	Forfeiture, Liens and Surrender	10
4.1	Liability to forfeiture	10
4.2	Power to forfeit	11
4.3	Notice of forfeiture	11
4.4	Consequences of forfeiture	11
4.5	Lien on shares	12
4.6	Surrender of shares	12
4.7	Sale of shares by the Company	12
4.8	Members’ indemnity	13
5	Distributions	14
5.1	Dividends	14
5.2	Capitalising profits	16
5.3	Ancillary powers	17
5.4	Reserves	17
5.5	Carrying forward profits	18
5.6	Dividend reinvestment plan	18
5.7	Dividend selection plans	18
6	Transfer and Transmission	18
6.1	Transferring shares	18
6.2	Power to refuse to register transfers	19
6.3	Power to suspend registration of transfers	19
6.4	Transmission of shares	20
6.5	Sale of small holdings	20

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Constitution of Bionomics Ltd

7	General Meetings	21
7.1	Calling general meetings	21
7.2	Cancellation and postponement	21
7.3	Use of technology at general meetings	22
7.4	Notice of general meetings	22
7.5	Quorum at general meetings	23
7.6	Chair of general meetings	23
7.7	Admission to general meetings	24
7.8	Conduct of general meetings	24
7.9	Suspensions and adjournments	25
7.10	Voting rights	25
7.11	Direct voting	26
7.12	Decisions at general meetings	27
7.13	Representation at general meetings	28
8	Directors	30
8.1	Appointment and retirement of directors	30
8.2	Eligibility for election	31
8.3	Director need not be a member	31
8.4	Vacating office	31
8.5	Remuneration	32
8.6	Interested directors	33
8.7	Powers and duties	33
8.8	Committees and delegates	34
8.9	Meetings of directors	35
8.10	Calling meetings of directors	35
8.11	Notice of meetings of directors	35
8.12	Quorum at meetings of directors	36
8.13	Chair and deputy chair of directors	36
8.14	Decisions of directors	36
8.15	Written resolutions	37
8.16	Alternate directors	37
8.17	Validity of acts	38
9	Executive officers	38
9.1	Managing directors and executive directors	38
9.2	Secretary	38
9.3	Executive officers	38
10	Indemnity, insurance and access	39
10.1	Persons to whom rules 10.2 and 10.3 apply	39
10.2	Indemnity	39
10.3	Insurance	39
10.4	Savings	39
11	Winding up	40
11.1	Distributing surplus	40
11.2	Dividing property	40
12	Seals	41
13	Notices	41
13.1	Notices by the Company to members	41
13.2	Notices by the Company to directors	42
13.3	Notices by directors to the Company	42

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13.4	Time of service by the Company	42
14	Proportional Takeover Bids	43
14.1	Definitions	43
14.2	Transfers not to be registered	43
14.3	Resolution	43
14.4	Expiry	44

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Constitution of Bionomics Ltd

Constitution

1	Definitions and interpretation

1.1	Definitions

In this Constitution, unless a contrary intention appears:

Act means Corporations Act 2001 (Cth).

AGM means an annual general meeting of the Company that the Act requires to be held.

ASX means ASX Limited.

ASX Settlement Operating Rules means the operating rules of ASX Settlement Pty Limited and, to the extent that they are applicable, the operating rules of the Exchange and the operating rules of ASX Clear Pty Limited.

Business Day has the meaning given to that term in the Listing Rules.

Company means Bionomics Ltd ACN 075 582 740.

Exchange means the Australian Securities Exchange or such other securities exchange that is declared by the directors to be the Company’s primary stock exchange for the purposes of this definition.

Liabilities includes losses, liabilities, costs, charges and expenses of any kind including, in particular, legal costs incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, tribunal, government authority or other body.

Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

Marketable Parcel has the meaning given to that term in the Listing Rules.

Official List means the official list of entities that ASX has admitted and not removed.

Proper ASTC Transfer has the meaning given to that term in the Corporations Regulations 2001 (Cth).

Record Time means:

(a)

in the case of a meeting for which the caller of the meeting has decided, under the Act, that shares are to be taken to be held by the persons who held them at a specified time before the meeting, that time; and

(b)

in any other case, 48 hours before the relevant meeting, or if this time would fall on a trading day, 7.00pm (Sydney time) on that day or such other time specified in the ASX Settlement Operating Rules.

Representative means, in relation to a member which is a body corporate and in relation to a meeting, a person authorised in accordance with the Act (or a corresponding previous law) by the body corporate to act as its representative at the meeting.

Seal means any common seal, duplicate seal or certificate seal of the Company.

Takeover has the meaning given to that term in the Listing Rules.

Constitution of Bionomics Ltd

Transmission Event means:

(a)

for a member who is an individual, the member’s death, the member’s bankruptcy or the member becoming of unsound mind or a person who, or whose estate, is liable to be dealt with in any way under the law relating to mental health; and

(b)	for a member who is a body corporate, the dissolution of the member or the succession by another body corporate to the assets and liabilities of the member.

URL means Uniform Resource Locator, the address that specifies the location of a file on the world wide web.

1.2	Interpretation

In this Constitution, any heading, subheading, table of contents or marginal note is for convenience only and does not affect the interpretation of this document. Unless a contrary intention appears, in this Constitution, the following rules of interpretation apply:

(a)	The singular includes the plural and vice versa and a reference to a gender includes all people regardless of gender.

(b)	A reference to:

(i)	a person includes an individual, body corporate, firm, partnership, joint venture, unincorporated body and government authority;

(ii)	a person includes their successors and legal personal representatives;

(iii)	a rule is to a rule of this Constitution;

(iv)	a document includes that document as amended, varied, supplemented, novated or replaced from time to time and any schedule, attachment, annexure or exhibit to that document;

(v)

“agreement” includes an undertaking, deed, contract or other legally enforceable arrangement, whether or not in writing, and a reference to “document” includes an agreement (as so defined) in writing or any certificate, notice, instrument or other document of any kind;

(vi)	law includes the common law, principles of equity and legislation;

(vii)

legislation or a provision of legislation includes all regulations, orders or instruments issued under that legislation or provision and any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

(viii)	the Listing Rules or the ASX Settlement Operating Rules includes any variation, consolidation or replacement of those rules and is taken to be subject to any applicable waiver or exemption;

(ix)

“include”, “including” and “for example”, and similar expressions, when introducing a list of items, does not limit the meaning of the words to which the list relates to those items or to items of a similar kind; and

(x)	dollars or $ is to Australian dollars.

(c)	A reference to a member for the purposes of a meeting of members (or a class of them) is a reference to the registered holder of shares as at the relevant Record Time.

Constitution of Bionomics Ltd

(d)	A reference to a person being “present” at a meeting:

(i)	at a meeting of members, includes:

(A)	a member present in person;

(B)	a member present by proxy, attorney or Representative;

(C)	to the extent permitted by law, a member participating using technology approved by the directors in accordance with this Constitution; and

(D)	except in any rule which specifies a quorum, a member who has duly lodged a valid direct vote in relation to the meeting under rule 7.11; and

(ii)	at a meeting of directors, includes participating using technology approved by the directors in accordance with this Constitution.

(e)	A chair appointed under this Constitution may also be referred to as a chairperson, chairman, chairwoman or like term.

(f)	Where a word or expression is defined or given meaning, another grammatical form has a corresponding meaning.

(g)

This Constitution is to be interpreted subject to the Act and (while the Company is admitted to the Official List,) the Listing Rules and the ASX Settlement Operating Rules. Unless the contrary intention appears:

(i)	an expression in a rule that deals with a matter dealt with by a provision of the Act, the Listing Rules or the ASX Settlement Operating Rules has the same meaning as in that provision; and

(ii)	subject to rule 1.2(g)(i), an expression in a rule that is used in the Act has the same meaning in this Constitution as in the Act.

(h)	A reference in this Constitution to:

(i)	a partly paid share is a reference to a share on which there is an amount unpaid;

(ii)	an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid;

(iii)	a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date;

(iv)	to a person holding or occupying a particular office or position is a reference to any person who occupies or performs the duties of that office or position.

(i)

The Company may, but is not obliged to, treat a member as a separate member in respect of each separate HIN or SRN (as those terms are defined in the ASX Settlement Operating Rules) (or such other identifier as may be used by the Company) under which its shares are recorded in the Register.

Constitution of Bionomics Ltd

1.3	Effect of the Listing Rules

While the Company is admitted to the Official List, the following provisions apply:

(a)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision;

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

1.4	Replaceable rules not to apply

The provisions of the Act that that apply as replaceable rules do not apply to the Company.

1.5	Exercise of powers

(a)	The Company may, in any way the Act permits:

(i)	exercise any power;

(ii)	take any action; or

(iii)	engage in any conduct or procedure,

which, under the Act a company limited by shares may exercise, take or engage in.

(b)	Where this Constitution:

(i)	provides that a person “may” do a particular act or thing, the act or thing may be done at the person’s discretion;

(ii)

confers a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the same way and subject to the same conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing;

(iii)	confers a power to do a particular act or thing, the power may be exercised from time to time and may be exercised subject to conditions; and

(iv)

confers a power to do a particular act or thing concerning particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that act or thing as to only some of those matters or as to a particular class of those matters, and to make different provision concerning different matters or different classes of matters.

Constitution of Bionomics Ltd

(c)

Where this Constitution confers a power to make appointments to any office or position (except the power to appoint a director under rule 8.1(c)), the power is, unless the contrary intention appears, taken to include a power:

(i)	to appoint a person to act in the office or position until a person is appointed to the office or position;

(ii)	subject to any contract between the Company and the relevant person, to remove or suspend any person appointed, with or without cause; and

(iii)	to appoint another person temporarily in the place of any person so removed or suspended or in place of any sick or absent holder of such office or position.

(d)	Where this Constitution gives power to a person to delegate a function or power:

(i)	the delegation may be concurrent with, or (except in the case of a delegation by the directors) to the exclusion of, the performance or exercise of that function or power by the person;

(ii)	the delegation may be either general or limited in any way provided in the terms of delegation;

(iii)	the delegation need not be to a specified person but may be to any person holding, occupying or performing the duties of a specified office or position;

(iv)	the delegation may include the power to delegate; and

(v)

where performing or exercising that function or power depends on that person’s opinion, belief or state of mind about a matter, that function or power may be performed or exercised by the delegate on the delegate’s opinion, belief or state of mind about that matter.

1.6	Currency

The directors may, at their discretion:

(a)

differentiate between members as to the currency in which any amount payable to a member is paid (whether by way of or on account of dividends, repayment of capital, participation in surplus property of the Company or otherwise);

(b)

determine to pay a distribution or other amount to a member in a currency other than Australian dollars and the amount payable will be converted from Australian dollars in any manner, at any time and at any exchange rate as the directors think fit; and

(c)

in deciding the currency in which a payment is to be made to a member, have regard to the registered address of the member, the register on which a member’s shares are registered and any other matters as the directors consider appropriate.

Payment in another currency of an amount converted under this rule 1.6 is as between the Company and a member adequate and proper payment of the amount payable.

1.7	Submission to jurisdiction

Each member submits to the non-exclusive jurisdiction of the Supreme Court of the State or Territory in which the Company is taken to be registered for the purposes of the Act, the Federal Court of Australia and the courts which may hear appeals from those courts.

Constitution of Bionomics Ltd

1.8	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, this Constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

(b)

Any provision of, or the application of any provision of, this Constitution which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.

2	Share capital

2.1	Issue of shares

Subject to the Act, the Listing Rules, this Constitution and any special rights conferred on the holders of any shares or class of shares, the directors may issue, allot or grant options for, or otherwise dispose of, shares in the Company and may decide the following:

(a)	the persons to whom shares are issued or options are granted;

(b)	the terms on which shares are issued or options are granted;

(c)	the rights and restrictions attached to those shares or options; and

(d)	the manner in which fractions of a share, however arising, are to be dealt with.

2.2	Preference shares

(a)	The Company may issue preference shares, including preference shares which are, or at the option of the Company or holder are, liable to be redeemed or converted into ordinary shares.

(b)	Unless otherwise determined by the members in accordance with the Act, the terms of preferences shares are as set out in rules 2.2(c) to (k).

(c)

Each preference share confers on the holder a right to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at the rate and on the basis set out in the terms of issue. The preferential dividend may be cumulative only if and to the extent set out in the terms of issue, and will otherwise be non-cumulative.

(d)	Each preference share confers on its holder the right in a winding up and on redemption to payment in priority to the ordinary shares of:

(i)	the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption, unless otherwise provided for in the terms of issue; and

(ii)	any additional amount specified in the terms of issue.

(e)

In addition to the preferential dividend and rights on winding up or redemption, each preference share may participate with the ordinary shares in the profits and assets of the Company, including on a winding up, if and to the extent set out in the terms of issue.

(f)	To the extent set out in the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

Constitution of Bionomics Ltd

(g)	A preference share does not confer on its holder any right to participate in the profits or assets of the Company except as set out above or in the terms of issue.

(h)	A preference share entitles its holder to vote at general meetings in the following circumstances only:

(i)	during a period in which a dividend or part of a dividend on the share is in arrears;

(ii)	on a proposal to reduce the share capital of the Company;

(iii)	on a resolution to approve the terms of a buy back agreement;

(iv)	on a proposal that affects rights attached to the preference share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal for the disposal of the whole, or substantially the whole, of the property, business and undertaking of the Company;

(vii)	during the winding up of the Company; or

(viii)	in any other circumstances in which the Listing Rules require holders of preference shares to be entitled to vote.

(i)

The holder of a preference share who is entitled to vote in respect of that share under rule 2.2(h) is, on a poll, entitled to the greater of one vote per share or such other number of votes specified in, or determined in accordance with, the terms of issue for the share.

(j)

In the case of a redeemable preference share, the Company must redeem the share, pay the amount payable on redemption of the share, or otherwise deal with the redemption, in accordance with the terms of issue.

(k)

A holder of a preference share must not transfer or purport to transfer, and the directors (to the extent permitted by the Listing Rules) must not register a transfer of, the preference share if the transfer would contravene any restrictions on the right to transfer the share set out in its terms of issue.

2.3	Alteration of share capital

Subject to the Act, the directors may do anything required to give effect to any resolution authorising reduction or alteration of the share capital of the Company, including, where a member becomes entitled to a fraction of a share:

(a)	making cash payments;

(b)	ignoring a fractional entitlement;

(c)	appointing a trustee to deal with any fractions on behalf of members; and

(d)	rounding up a fractional entitlement to the nearest whole share.

2.4	Conversion or reclassification of shares

Subject to the Act and this Constitution, the Company may by resolution convert or reclassify shares from one class to another.

Constitution of Bionomics Ltd

2.5	Variation of class rights

(a)	The rights attached to any class of shares may, unless the terms of issue state otherwise, be varied:

(i)	with written consent of the holders of 75% of the shares of the class; or

(ii)	by a special resolution passed at a meeting of the holders of the shares of the class.

(b)	The provisions of this Constitution relating to general meetings apply, with necessary changes, to separate class meetings except that:

(i)	if there is one holder of shares in a class, the quorum is that person; and

(ii)	any holder of shares of the class present or the chair of the meeting may demand a poll.

(c)	Unless otherwise provided by the terms of issue, the issue of new shares ranking equally with existing shares is not a variation of the rights conferred on the holders of the existing shares.

2.6	Joint holders of shares

Where 2 or more persons are registered as the holders of any shares, they are considered to hold them as joint tenants with rights of survivorship, subject to the following conditions:

(a)	the Company is not bound to register more than 3 persons as joint holders of the shares, or if a greater number is permitted by the ASX Settlement Operating Rules, that number;

(b)	the joint holders are liable individually as well as jointly for all payments in respect of the shares;

(c)	on the death of any one of the joint holders, the remaining joint holder or holders (as the case may be) is the only person or persons the Company will recognise as having any title to the shares; and

(d)	any one of the joint holders may give a receipt for any dividend, bonus or other distribution or payment in respect of the shares.

2.7	Recognition of equitable interests

The Company may treat the registered holder of a share as the absolute owner of that share and need not:

(a)	recognise a person as holding a share on trust, even if the Company has notice of that trust; or

(b)

recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share by any other person, except an absolute right of ownership in the registered holder, even if the Company has notice of that claim or interest.

2.8	Restricted securities

If, at any time, any of the securities of the Company are classified by the Exchange as “restricted securities”, then despite any other provision of this Constitution:

Constitution of Bionomics Ltd

(a)

A holder of restricted securities must not dispose of, or agree or offer to dispose of, the securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the Exchange.

(b)

If the restricted securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the restricted securities are to be kept on the Company’s issuer sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those securities.

(c)

The Company will refuse to acknowledge any disposal (including, without limitation, to register any transfer) of restricted securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the Exchange.

(d)

A holder of restricted securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the Exchange.

(e)

If a holder of restricted securities breaches a restriction deed or a provision of this Constitution restricting a disposal of those securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those securities for so long as the breach continues.

3	Calls on shares

3.1	Power to make calls

(a)	Subject to the terms of issue, the directors may:

(i)	make calls on the members for any amount unpaid on their shares;

(ii)	require a call to be paid by instalments;

(iii)	on the issue of shares, differentiate between members as to the amount of calls to be paid and the time for payment; and

(iv)	revoke or postpone a call or extend the time for payment.

(b)	A call is made at the time of or as specified in the resolution of the directors authorising the call.

3.2	Notice of calls

(a)

The directors must send members notice of a call at least 14 days (or such longer period required by the Listing Rules) before the amount called is due, specifying the time of payment and the manner in which payment must be made.

(b)	Each member must pay the amount called by the time, and in the manner, specified in the notice.

(c)	A call is not invalidated by the non-receipt of a notice of a call or the accidental omission to give notice of a call to any member.

3.3	Fixed instalments

Subject to any notice requirements under the Listing Rules, if the terms of a share make a sum payable on issue of the share or at a fixed date, this is taken to be a call duly made, notified and payable on the date on which, by the terms of issue, the sum becomes payable. In the case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

Constitution of Bionomics Ltd

3.4	Interest on unpaid amounts

(a)	If an amount called on a share is not paid in full by the time specified for payment, the person who owes the amount must pay:

(i)

interest on the unpaid part from the date payment is due to the date payment is made, at a rate the directors decide. Interest accrues daily and may be capitalised monthly or at such other intervals as the directors decide; and

(ii)	any costs, expenses or damages the Company incurs due to the failure to pay or late payment.

(b)	The directors may, to the extent permitted by law, waive payment of some or the entire amount of interest payable under rule 3.4(a).

3.5	Prepayment of calls and interest

The directors may:

(a)	accept from a member the whole or part of the amount unpaid on a share even if no part of that amount has been called;

(b)

authorise payment by the Company of interest on the whole or any part of an amount accepted under rule 3.5(a) until the amount becomes payable, at a rate agreed between the directors and the member paying the amount; and

(c)	repay to a member any amount accepted under rule 3.5(a).

3.6	Proceedings to recover calls

In a proceeding to recover a call, or an amount payable due to the failure to pay or late payment of a call, conclusive evidence of the obligation to pay the call is established by proof that:

(a)	the name of the person is entered in the register of members as the holder or one of the holders of the share on which the call was made;

(b)	the resolution making the call is recorded in the minute book; and

(c)	notice of the call was given or taken to be given to the person in accordance with this Constitution,

and it is not necessary to prove the appointment of the directors who made the call or any other matter.

4	Forfeiture, Liens and Surrender

4.1	Liability to forfeiture

(a)

If a member fails to pay any sum payable on a call by the time specified for payment, the directors may serve a notice on that member requiring payment of the unpaid part of the call, together with interest accrued and all costs, expenses or damages the Company has incurred due to the failure to pay.

Constitution of Bionomics Ltd

(b)	The notice must:

(i)	specify a day (at least 14 days after the date of the notice) by which, and the manner by which, the amount payable must be paid; and

(ii)	state that, if payment is not made by the time and in the manner specified, the shares on which the call was made will be liable to be forfeited.

4.2	Power to forfeit

(a)

If a notice served under rule 4.1 has not been complied with by the date specified in the notice, the directors may by resolution forfeit the relevant shares, at any time before the payment required by the notice is made.

(b)	A forfeiture under rule 4.2(a) includes all dividends, interest and other amounts payable by the Company in respect of the forfeited shares and not paid or distributed before the forfeiture.

(c)	At any time before a forfeited share has been sold, reissued or otherwise disposed of, the directors may cancel the forfeiture on the conditions they decide.

4.3	Notice of forfeiture

(a)	Where a share has been forfeited:

(i)	notice of the resolution must be given to the member holding the share immediately before the forfeiture; and

(ii)	an entry of the forfeiture, with the date, must be made in the register of members.

(b)	Any failure to give notice or enter the forfeiture in the register of members does not invalidate the forfeiture.

4.4	Consequences of forfeiture

(a)

A forfeited share becomes the property of the Company and may be sold, reissued or otherwise disposed of on such terms as the directors decide, and with or without crediting as paid up any amount paid on the share by any former holder.

(b)	A person whose shares have been forfeited:

(i)	ceases to be a member in respect of the forfeited shares;

(ii)	has no claims, demands or other rights against the Company in respect of or incident to those shares, except as provided by the Act or this Constitution; and

(iii)	remains liable to pay to the Company all amounts that are owing on the shares at the time of the forfeiture, including calls, instalments, interest, costs and expenses.

(c)

The forfeiture of a share extinguishes all interest in, and all claims and demands against the Company relating to, the forfeited share and, subject to rule 4.7(h), all other rights attached to the share.

(d)	The directors may:

(i)	exempt a share from all or part of this rule 4.4;

Constitution of Bionomics Ltd

(ii)	waive or compromise all or part of any payment due to the Company under this rule 4.4; and

(iii)	before a forfeited share has been sold, reissued or otherwise disposed of, cancel the forfeiture on the conditions it decides.

4.5	Lien on shares

(a)	Unless the terms of issue provide otherwise, the Company has first lien on a share and on the proceeds of sale and dividends payable on that share for:

(i)	any due and unpaid calls and instalments in respect of that share;

(ii)	any amount the Company is required by law to pay and has paid in respect of that share;

(iii)	any amount which is outstanding under loans made by the Company to acquire a share under an employee incentive scheme; and

(iv)	all interest and expenses due and payable to the Company in respect of unpaid amounts on that share.

(b)	The Company may sell any share on which the Company has a lien, in any manner the directors think fit, if:

(i)	an amount in respect of which the lien exists is presently payable; and

(ii)

the Company has, not less than 14 days before the date of sale, given to the holder of the share a notice setting out, and demanding payment of, the amount which is presently payable in respect of which the lien exists.

(c)	The directors may do anything necessary or desirable to protect a lien or other interest in shares to which the Company is entitled under this Constitution or a law.

(d)

When the Company registers a transfer of shares on which the Company has a lien without giving the transferee notice of its claim, the Company’s lien is released so far as it relates to amounts owing by the transferor or any predecessor in title.

(e)	The directors may at any time exempt a share wholly or in part from the provisions of this rule 4.5, and waive or compromise all or any part of any payment due to the Company under this rule 4.5.

4.6	Surrender of shares

(a)	The directors may accept a surrender of shares by way of compromise of a claim.

(b)	Any shares surrendered may be sold, reissued or otherwise disposed of in the same manner as a forfeited share.

4.7	Sale of shares by the Company

(a)	Where the Company sells a share under rules 4.4(a), 4.5(b) or 6.5, the directors may:

(i)	effect a transfer of the share;

(ii)	receive the consideration given for the share; and

(iii)	register as the holder of the share the person to whom the share is sold.

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(b)	The validity of the sale of shares may not be questioned by any person after the transfer has been registered.

(c)	The title of the purchaser is not affected by any irregularity in relation to the sale.

(d)	The proceeds of a sale of shares under rules 4.4(a) or 4.5(b) must be applied in paying:

(i)	first, the expenses of the sale; and

(ii)	second, all amounts due and unpaid in respect of the shares, and any balance must be paid to the person listed on the register of members as being entitled to the shares immediately prior to the sale.

(e)

The proceeds of a sale under rule 6.5 must not be applied in payment of the expenses of the sale and must be paid to the person listed on the register of members as being entitled to the shares immediately prior to the sale.

(f)

Until the proceeds of a sale of a share sold by the Company are claimed or otherwise disposed of according to law, the directors may invest or use those proceeds in any other way for the benefit of the Company.

(g)	The Company is not required to pay interest on money payable to a former holder under this rule 4.7.

(h)	On completion of a sale, reissue or other disposal of a share under rule 4.4(a), the rights which attach to the share which were extinguished under rule 4.4(c) revive.

(i)	The only remedy of any person aggrieved by the sale of shares is a claim for damages against the Company.

4.8	Members’ indemnity

(a)

A member or, if the member is dead, the member’s legal personal representative, must indemnify the Company against any liability which the Company has under any law to make a payment for or on account of that member including in respect of:

(i)	shares held by that member, solely or jointly;

(ii)	a transfer or transmission of shares by a member; or

(iii)	dividends, bonuses or other money or property owed to the member.

(b)	Rule 4.8(a) includes, without limitation, a payment arising from:

(i)	the death of that member;

(ii)	the non-payment of any income tax, capital gains tax, wealth tax or other tax by that member or the legal personal representative of that member; or

(iii)	the non-payment of any estate, probate, succession, death, stamp or other duty by that member or the legal personal representative of that member.

(c)	The member or, if the member is dead, the member’s legal personal representative, must pay to the Company immediately on demand:

(i)	the amount required to reimburse the Company for a payment described in rule 4.8(a); and

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(ii)

interest on any part of that amount which is unpaid from the date the Company makes the payment until the date the Company is reimbursed in full for that payment, at a rate determined under rule 3.4(a)(i).

(d)	This rule 4.8 is in addition to any right or remedy the Company may have under the law which requires it to make the payment.

(e)	The directors may:

(i)	exempt a share from all or any part of this rule 4.8; and

(ii)	waive or compromise all or any part of any payment due to the Company under this rule 4.8.

5	Distributions

5.1	Dividends

(a)	The directors may declare or determine to pay any dividend that, in their judgment, the financial position of the Company justifies.

(b)	Where they are entitled by law to do so, the directors may rescind a decision to pay a dividend if they decide.

(c)	The directors may pay any dividend required to be paid under the terms of issue of a share.

(d)	Paying a dividend does not require confirmation at a general meeting.

(e)	Subject to any rights or restrictions attached to any shares or class of shares:

(i)

all dividends must be paid equally on all shares, except that a partly paid share confers an entitlement only to the proportion of the dividend which the amount paid (not credited) on the share is of the total amounts paid and payable (excluding amounts credited);

(ii)	for the purposes of rule 5.1(e)(i), unless the directors decide otherwise, an amount paid on a share in advance of a call is to be taken as not having been paid until it becomes payable; and

(iii)	interest is not payable by the Company on any dividend.

(f)	Subject to the ASX Settlement Operating Rules, the directors may fix a record date for a dividend, with or without suspending the registration of transfers from that date under rule 6.3.

(g)

Subject to the ASX Settlement Operating Rules, a dividend in respect of a share must be paid to the person who is registered, or entitled under rule 6.1(c) to be registered, as the holder of the share:

(i)	where the directors have fixed a record date in respect of the dividend, on that date; or

(ii)	where the directors have not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend,

and a transfer of a share that is not registered, or left with the Company for registration under rule 6.1(b)(iii), on or before that date is not effective, as against the Company, to pass any right to the dividend.

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(h)	When resolving to pay a dividend, the directors may direct payment of the dividend from any available source permitted by law, including:

(i)	wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the Company or of another body corporate, either generally or to specific members; and

(ii)

unless prevented by the Listing Rules, to particular members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source, and to the other members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.

(i)

Subject to the ASX Settlement Operating Rules, where a person is entitled to a share because of a Transmission Event, the directors may, but need not, retain any dividends payable on that share until that person becomes registered as the holder of that share or transfers it.

(j)	The directors may retain from any dividend payable to a member any amount presently payable by the member to the Company and apply the amount retained to the amount owing.

(k)

The directors may decide the method of payment of any dividend or other amount in respect of a share. Different methods of payment may apply to different members or groups of members (such as overseas members). Without limiting any other method of payment which the Company may adopt, payment in respect of a share may be made:

(i)	by such electronic or other means approved by the directors directly to an account (of a type approved by the directors) nominated in writing by the member or the joint holders; or

(ii)

by cheque sent to the address of the member shown in the register of members or, in the case of joint holders, to the address shown in the register of members of any of the joint holders, or to such other address as the member or any of the joint holders in writing direct.

(l)	A cheque sent under rule 5.1(k):

(i)	may be made payable to bearer or to the order of the member to whom it is sent or any other person the member directs; and

(ii)	is sent at the member’s risk.

(m)

If the directors decide that payments will be made by electronic transfer into an account (of a type approved by directors) nominated by a member, but no such account is nominated by the member or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the member nominates a valid account.

(n)

Where a member does not have a registered address or the Company believes that a member is not known at the member’s registered address, the Company may credit an amount payable in respect of the member’s shares to an account of the Company to be held until the member claims the amount payable or nominates an account into which a payment may be made.

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(o)

An amount credited to an account under rules 5.1(m) or (n) is to be treated as having been paid to the member at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money. The money may be used for the benefit of the Company until claimed, reinvested under rule 5.1(p) or disposed of in accordance with the laws relating to unclaimed monies.

(p)

If a cheque for an amount payable under rule 5.1(k) is not presented for payment for at least 11 calendar months after issue or an amount is held in an account under rules 5.1(m) or (n) for at least 11 calendar months, the directors may reinvest the amount, after deducting reasonable expenses, into shares in the Company on behalf of, and in the name of, the member concerned and may stop payment on the cheque. The shares may be acquired on market or by way of new issue at a price the directors accept is market price at the time. Any residual sum which arises from the reinvestment may be carried forward or donated to charity on behalf of the member, as the directors decide. The Company’s liability to provide the relevant amount is discharged by an application of the relevant amount under this rule 5.1(p). The directors may do anything necessary or desirable (including executing any document) on behalf of the member to effect the application of an amount under this rule 5.1(p). The directors may determine other rules to regulate the operation of this rule 5.1(p) and may delegate their power under this rule to any person.

5.2	Capitalising profits

(a)

Subject to the Listing Rules, any rights or restrictions attached to any shares or class of shares and any special resolution of the Company, the directors may capitalise and distribute among those members who would be entitled to receive dividends and in the same proportions, any amount:

(i)	forming part of the undivided profits of the Company;

(ii)	representing profits arising from an ascertained accretion to capital or a revaluation of the assets of the Company;

(iii)	arising from the realisation of any assets of the Company; or

(iv)	otherwise available for distribution as a dividend.

(b)	The directors may resolve that all or any part of the capitalised amount is to be applied:

(i)	in paying up in full, at an issue price decided by the directors, any unissued shares in or other securities of the Company;

(ii)	in paying up any amounts unpaid on shares or other securities held by the members; or

(iii)	partly as specified in rule 5.2(b)(i) and partly as specified in rule 5.2(b)(ii).

The members entitled to share in the distribution must accept that application in full satisfaction of their interest in the capitalised amount.

(c)	Rules 5.1(e), (f) and (g) apply, so far as they can and with any necessary changes, to capitalising an amount under this rule 5.2 as if references in those rules to:

(i)	a dividend were references to capitalising an amount; and

(ii)	a record date were references to the date the directors resolve to capitalise the amount under this rule 5.2.

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(d)

Where in accordance with the terms and conditions on which options to take up shares are granted (and being options existing at the date of the passing of the resolution referred to in rule 5.2(b)) a holder of those options will be entitled to an issue of bonus shares under this rule 5.2, the directors may in determining the number of unissued shares to be so issued, allow in an appropriate manner for the future issue of bonus shares to option holders.

5.3	Ancillary powers

(a)	To give effect to any resolution to reduce the capital of the Company (by way of share buy-back or otherwise), to satisfy a dividend or to capitalise any amount, the directors may:

(i)

settle as they think expedient any difficulty that arises in making the distribution or capitalisation and, in particular, make cash payments in cases where members are entitled to fractions of shares or other securities and decide that amounts or fractions of less than a particular value decided by the directors may be rounded up or down to adjust the rights of all parties;

(ii)	fix the value for distribution of any specific assets;

(iii)	pay cash or issue shares or other securities to any member to adjust the rights of all parties;

(iv)	vest any of those specific assets, cash, shares or other securities in a trustee on trust for the persons entitled to the distribution or capitalised amount that seem expedient to the directors; and

(v)

authorise any person to make, on behalf of all the members entitled to any specific assets, cash, shares or other securities as a result of the distribution or capitalisation, an agreement with the Company or another person which provides, as appropriate, for the distribution or issue to them of shares or other securities credited as fully paid up or for payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by applying their respective proportions of the amount resolved to be distributed or capitalised.

(b)	Any agreement made under an authority referred to in rule 5.3(a)(v) is effective and binds all members concerned.

(c)

If a distribution, transfer or issue of specific assets, shares or securities to a particular member or members is, in the directors’ discretion, considered impracticable or would give rise to parcels of securities which do not constitute a Marketable Parcel, the directors may make a cash payment to those members or allocate the assets, shares or securities to a trustee to be sold on behalf of, and for the benefit of, those members, instead of making the distribution, transfer or issue to those members.

(d)

If the Company distributes to members (either generally or to specific members) securities in the Company or in another body corporate or trust (whether as a dividend, capital return or otherwise and whether or not for value), each of those members appoints the Company as its agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

5.4	Reserves

(a)	The directors may set aside out of the Company’s profits any reserves or provisions they decide.

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(b)	The directors may appropriate to the Company’s profits any amount previously set aside as a reserve or provision.

(c)

Setting aside an amount as a reserve or provision does not require the directors to keep the amount separate from the Company’s other assets, nor prevent the amount being used in the Company’s business or being invested or subsequently distributed to members, as the directors think fit.

5.5	Carrying forward profits

The directors may carry forward any part of the profits remaining that they consider should not be distributed as dividends or capitalised, without transferring those profits to a reserve or provision.

5.6	Dividend reinvestment plan

(a)

The directors may implement a dividend reinvestment plan on the terms they think fit under which the whole or any part of a dividend due to members who participate in the plan on their shares or any class of shares may be applied in subscribing for securities of the Company or of a related body corporate.

(b)	The directors may amend, suspend or terminate a dividend reinvestment plan implemented by them.

5.7	Dividend selection plans

The directors may:

(a)	implement a dividend selection plan on terms they decide, under which participants may choose:

(i)	to receive a dividend from the Company paid wholly or partly out of any available source, including any particular fund or reserve or out of profits derived from any particular source; or

(ii)	to forego a dividend from the Company in place of some other form of distribution from the Company or another body corporate or a trust; and

(b)	amend, suspend or terminate a dividend selection plan.

6	Transfer and Transmission

6.1	Transferring shares

(a)	Subject to this Constitution and any rights or restrictions attached to any shares or class of shares, a member may transfer any of the member’s shares:

(i)	by a Proper ASTC Transfer; or

(ii)	by an instrument in writing in any usual form or in any other form approved by the directors and permitted by law.

(b)	An instrument referred to in rule 6.1(a)(ii) must be:

(i)	signed by or on behalf of the transferor and, if required by the directors, the transferee;

(ii)	if required by law, duly stamped; and

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(iii)

left for registration at the Company’s registered office, or at any other place determined by the directors, with such evidence as the directors require to prove the transferor’s title or right to the shares and the transferee’s right to be registered as the owner of the shares.

(c)

If the Company receives an instrument in accordance with rules 6.1(a)(ii) and 6.1(b), the Company must, subject to the powers vested in the directors by this Constitution, register the transferee as the holder of the shares.

(d)	A transferor of shares remains the holder of the shares until the transferee’s name is entered in the register of members as the holder of the shares.

(e)	The Company may retain a registered instrument of transfer for any period the directors decide.

(f)	The directors may do anything necessary or desirable to facilitate participation by the Company in any clearing and settlement facility for the transfer of financial products.

(g)	The directors may, to the extent permitted by law and the Listing Rules, waive all or any of the requirements of this rule 6.1, whether for the purpose of giving effect to rule 6.1(f) or otherwise.

6.2	Power to refuse to register transfers

(a)	The directors may decline to register, or prevent registration of, a transfer of shares or apply a holding lock to prevent a transfer in accordance with the Act or the Listing Rules:

(i)	where the transfer is not in registrable form;

(ii)	where the Company has a lien on any of the shares transferred;

(iii)	where registration of the transfer may breach a law of Australia;

(iv)	where the transfer is paper-based and registration of the transfer will result in a holding which, at the time the transfer is lodged, is less than a Marketable Parcel;

(v)	if the transfer breaches the terms of an employee share plan; or

(vi)	if the Company is otherwise permitted or required to do so under the Listing Rules or, except for a Proper ASTC Transfer, under the terms of issue of the shares.

(b)

If the directors decline to register a transfer, the Company must give notice of the refusal as required by the Act and the Listing Rules. Failure to give that notice will not invalidate the decision of the directors to decline to register the transfer.

(c)	The directors may delegate their authority under this rule 6.2 to any person.

6.3	Power to suspend registration of transfers

The directors may suspend the registration of transfers at any times, and for any periods, permitted by the ASX Settlement Operating Rules that they decide.

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6.4	Transmission of shares

(a)	If a member dies, the only persons the Company will recognise as having any title to the member’s shares or any benefits accruing on those shares are:

(i)	where the member was a sole holder, the member’s legal personal representative; and

(ii)	where the member was a joint holder, the surviving member or members.

(b)	The death of a member does not release their estate from any liability on a share registered in the name of that member, whether that share was held solely or jointly.

(c)	The directors may register a transfer of shares signed by a member before a Transmission Event even though the Company has notice of the Transmission Event.

(d)	A person who establishes to the satisfaction of the directors that they are entitled to a share because of a Transmission Event may:

(i)	elect to be registered as the holder of the share by giving the Company written notice; or

(ii)	transfer that share to another person.

(e)

A transfer under rule 6.4(d) is subject to all provisions of this Constitution relating to transfers of shares, so far as they can and with any necessary changes, as if the Transmission Event had not occurred and the notice or transfer were executed or effected by the registered holder of the share.

(f)	Where 2 or more persons are jointly entitled to a share because of a Transmission Event they will, on being registered as the holders of the share, be taken to be joint holders of that share.

6.5	Sale of small holdings

(a)	The Company may sell the shares of a holder who has less than a Marketable Parcel of those shares on the following conditions:

(i)	The Company may do so only once in any 12 month period.

(ii)	The Company must notify the holder in writing of its intention in the manner authorised by rule 13.1.

(iii)	The holder must be given at least six weeks from the date the notice is taken to be served in which to tell the Company that the holder wishes to retain the holding.

(iv)	If the holder tells the Company under rule 6.5(a)(iii) that the holder wishes to retain the holding, the Company may not sell it.

(v)

If a takeover bid for the Company is announced after a notice is given but before an agreement is entered into for the sale of shares, this rule ceases to operate for those shares. However, despite rule 6.5(a)(i), a new notice under rule 6.5(a)(ii) may be given after the offer period of the takeover bid closes.

(vi)	The Company must ensure that it or the purchaser pays the costs of the sale.

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(b)	Subject to rule 6.5(a), the Listing Rules and the ASX Settlement Operating Rules, the Company may sell the shares under this rule 6.5 on the terms and in the manner the directors think appropriate.

(c)	Where any shares are sold under this rule 6.5, the directors may:

(i)	receive the purchase money or consideration given for the shares on the sale;

(ii)

effect a transfer of the shares and, if necessary, execute, or appoint a person to execute, on behalf of the former holder an instrument of transfer of the shares or any other instrument for the purpose of giving effect to the sale; and

(iii)	register as the holder of the shares the person to whom the shares have been sold.

(d)	The title of a person to whom shares are sold under this rule 6.5 is not affected by an irregularity or invalidity in connection with that sale.

(e)	The remedy of any person aggrieved by a sale of shares under this rule 6.5 is limited to damages only and is against the Company exclusively.

(f)

The Company may deduct from the proceeds of a sale of shares under this rule 6.5, all sums of money presently payable by the former holder to the Company for calls due and payable and apply the amount deducted in or towards satisfaction of the money owing.

(g)

A statement in writing signed by a director or secretary of the Company to the effect that a share in the Company has been duly sold under this rule 6.5 on a date stated in the statement, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to the share and of the right of the Company to sell the share.

7	General Meetings

7.1	Calling general meetings

A general meeting may only be called:

(a)	by a directors’ resolution; or

(b)	as otherwise provided in the Act.

7.2	Cancellation and postponement

The directors may, by notice to the Exchange, change the venue for, postpone or cancel a general meeting, but:

(a)	a meeting that is called in accordance with a members’ requisition under the Act; and

(b)	any other meeting that is not called by a directors’ resolution,

may not be postponed or cancelled without the prior written consent of the persons who called or requisitioned the meeting.

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7.3	Use of technology at general meetings

(a)	Subject to any applicable law:

(i)	the Company may hold a meeting of members using any technology approved by the directors that give the members as a whole a reasonable opportunity to participate; and

(ii)	a meeting conducted using such technology may be held at multiple venues (not all of which need to be specified) or not held at any specified venue,

and participation in such a meeting will constitute presence as if in person at such a meeting.

(b)	If, before or during a meeting of members, any technical difficulty occurs, such that the members as a whole do not have a reasonable opportunity to participate, the chair may:

(i)	adjourn the meeting until the difficulty is remedied; or

(ii)	where a quorum remains present (either at the place at which the chair is present or by technology as contemplated by this rule 7.3) and able to participate, subject to the Act, continue the meeting.

(c)

For the avoidance of doubt, and so long as the law permits, a virtual general meeting may be held without there being a physical meeting place by using any technology, including by an instantaneous audio-visual communication device or audio and visual or virtual communication technology, on the basis that:

(i)	the notice convening the general meeting refers to the main procedures governing how the meeting is to be conducted;

(ii)	a member participating at the general meeting is entitled to exercise all rights as a member at the meeting including the right to vote; and

(iii)

the members participating at the meeting should be able to hear the meeting in real time and should be given a reasonable opportunity to participate including being able to ask questions or to make comments, provided that an ability of one or more members to do so will not affect the validity of the general meeting or any business conducted so long as there are sufficient members present to constitute a quorum.

7.4	Notice of general meetings

(a)	Notice of a general meeting must be given to each person who, at the time of giving the notice, is a member, director or auditor of the Company in the form and manner the directors decide.

(b)

The non-receipt of a notice convening a general meeting or the accidental omission to give notice to any person entitled to receive the notice does not invalidate anything done or any resolution passed at the general meeting.

(c)	Unless the Act provides otherwise, no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting.

(d)	A person may waive notice of any general meeting by written notice to the Company.

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(e)	Failure to give a member or any other person notice of a general meeting or a proxy form, does not invalidate anything done or any resolution passed at the general meeting if:

(i)	the failure occurred by accident or inadvertent error; or

(ii)	before or after the meeting, the person notifies the Company of the person’s agreement to that thing or resolution.

(f)

A person’s attendance at a general meeting waives any objection that person may have to a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting.

7.5	Quorum at general meetings

(a)	No business may be transacted at a general meeting, except the election of a chair and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b)	A quorum is 2 members present at the meeting and entitled to vote.

(c)	If there is no quorum within 30 minutes after the time appointed for the meeting:

(i)	where the meeting was called by a single director, or at the request of members, the meeting is dissolved; or

(ii)

in any other case, the meeting stands adjourned to the same day, time and place in the next week, or to such other day, time and place as the directors present decide. If no quorum is present at any adjourned meeting within 30 minutes after the time for the meeting, the meeting is dissolved.

7.6	Chair of general meetings

(a)	The chair of directors must preside as chair at each general meeting if present within 15 minutes after the time appointed for the meeting and willing to act.

(b)	If at a general meeting:

(i)	there is no chair of directors;

(ii)	the chair of directors is not present within 15 minutes after the time appointed for the meeting; or

(iii)	the chair of directors is present within that time but is not willing to act as chair of the meeting,

the directors present may elect a person present to chair the meeting.

(c)	If the directors do not choose a chair under rule 7.6(b), the members present must elect as chair of the meeting:

(i)	another director who is present and willing to act; or

(ii)	if no other director is present and willing to act, a member who is present and willing to act.

(d)

The chair of a general meeting may, for any item of business or discrete part of the meeting, vacate the chair in favour of another person that the chair nominates (Acting Chair). Where an instrument appoints the chair as a member’s proxy for part of the proceedings for which an Acting Chair has been nominated, the instrument is taken to appoint the Acting Chair for the relevant part of the proceedings.

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7.7	Admission to general meetings

(a)	The chair of a general meeting may refuse admission to a person, or require that person to leave and remain out of the meeting, if that person:

(i)	has a camera, tape recorder or video camera, or another audio or visual recording device;

(ii)	has a placard, banner or prop;

(iii)	has an article which the chair considers to be dangerous, offensive or liable to cause disruption;

(iv)	refuses to produce or to permit examination of any article, or the contents of any article, in the person’s possession;

(v)	behaves or threatens to behave in a dangerous, offensive or disruptive manner; or

(vi)	is not:

(A)	a member or a proxy, attorney or Representative of a member;

(B)	a director; or

(C)	an auditor of the Company.

(b)	A person requested by the directors or the chair to attend a general meeting is entitled to be present, whether the person is a member or not.

(c)	Nothing in this rule 7.7 is taken to limit the powers conferred on the chair by law.

7.8	Conduct of general meetings

(a)	Subject to the Act, the chair of a general meeting is responsible for the general conduct of the meeting and for the procedures to be adopted at the meeting.

(b)	The chair may, at any time the chair considers it necessary or desirable for the efficient and orderly conduct of the meeting:

(i)

impose a limit on the time that a person may speak on each motion or other item of business and terminate debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the members present;

(ii)	adopt any procedures for casting or recording votes at the meeting whether on a show of hands or on a poll, including the appointment of scrutineers; and

(iii)

decide not to put to the meeting any resolution proposed in the notice convening the meeting (other than a resolution proposed by members in accordance with section 249N of the Act or required by the Act to be put to the meeting).

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(c)

Any decision by the chair on matters of procedure under rules 7.8(a) or (b) is final. Any challenge to a decision must be made at the meeting and may be determined by the chair whose decision is final.

(d)	Nothing contained in this rule 7.8 limits the powers conferred on a chair by law.

7.9	Suspensions and adjournments

(a)

At any time during the course of the meeting, the chair may, for the purpose of allowing a poll to be taken or determined, suspend the proceedings of the meeting for such period as the chair decides without effecting an adjournment.

(b)	At any time during the course of the meeting, the chair may adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either:

(i)	to a later time at the same meeting; or

(ii)	to an adjourned meeting to be held at a time and place determined by the chair.

(c)

The chair’s rights under rules 7.9(a) and (b) are exclusive and, unless the chair requires otherwise, no vote may be taken or demanded by the members present in respect of any suspension or adjournment of proceedings.

(d)	Only unfinished business may be transacted at a meeting resumed after an adjournment under this rule 7.9.

(e)	Subject to rule 7.9(g), where a meeting is adjourned under this rule 7.9, notice of the adjourned meeting need only be given to the Exchange.

(f)	Where a meeting is postponed or adjourned, the directors may, by notice to the Exchange, postpone, cancel or change the place of the postponed or adjourned meeting.

(g)	Where a meeting is postponed or adjourned for 60 days or more, notice of the postponed or adjourned meeting must be given as in the case of the original meeting.

7.10	Voting rights

(a)	Subject to the Act, any rights or restrictions attached to any shares and to this Constitution:

(i)	on a show of hands, each member present has one vote; and

(ii)

on a poll, each member present has one vote for each share held as at the Record Time, except for partly paid shares, each of which confers on a poll only the fraction of one vote which the amount paid (not credited) on the share bears to the total issue price of that share and excludes amounts paid in advance of a call.

(b)

If a person present at a general meeting represents personally or by proxy, attorney or Representative more than one member, on a show of hands the person is, subject to the Act, entitled to one vote only even though he or she represents more than one member.

(c)

A joint holder may vote at a meeting either personally or by proxy, attorney or Representative as if that person was the sole holder. If more than one joint holder tenders a vote in respect of the relevant shares, the vote of the holder named first in the register of members who tenders a vote, whether in person or by proxy, attorney or Representative, must be accepted to the exclusion of the votes of the other joint holders.

Constitution of Bionomics Ltd

(d)

A person entitled to a share because of a Transmission Event may vote at a meeting in respect of that share as if that person were the registered holder of the share if, at least 48 hours before the meeting, or such shorter time as the directors decide, the directors:

(i)	admitted that person’s right to vote in respect of the share; or

(ii)	were satisfied of that person’s right to be registered as the holder of the share.

Any vote duly tendered by that person must be accepted and any vote tendered by the current registered holder must be excluded.

(e)	If a member holds a share on which a call or other amount payable to the Company has not been duly paid:

(i)	that member is only entitled to be present at a general meeting and vote if that member holds, as at the Record Time, other shares on which no money is then due and payable; and

(ii)	on a poll, that member is not entitled to vote in respect of that share but may vote in respect of any shares that member holds, as at the Record Time, on which no money is then due and payable.

(f)	A member is not entitled to vote on a resolution to the extent that, under the Act or the Listing Rules:

(i)	the member must not vote or must abstain from voting on the resolution; or

(ii)	a vote on the resolution by the member must be disregarded for any purpose.

If the member or a person acting as proxy, attorney or Representative of the member does tender such a vote on that resolution, their vote must not be counted.

(g)	An objection to the validity of a vote tendered at a meeting must be:

(i)	raised before or immediately after the result of the vote is declared; and

(ii)	referred to the chair of the meeting, whose decision is final, and a vote not disallowed under the objection is valid for all purposes.

(h)	The chair may decide any difficulty or dispute which arises as to the number of votes that may be cast by or on behalf of any member and the decision of the chair is final.

7.11	Direct voting

(a)

The directors may determine that at any general meeting or class meeting, a member who is entitled to attend and vote on a resolution at that meeting (or where approved by the directors, an attorney, proxy or Representative appointed by such a member) is entitled to a direct vote in respect of that resolution. A “direct vote” includes a vote delivered to the Company by post or electronic means approved by the directors. The directors may prescribe rules to govern direct voting including specifications as to the form, method and timing of giving the direct vote in order for the vote to be valid, and the treatment of direct votes.

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(b)	Subject to any rules prescribed by the directors under rule 7.11(a), a direct vote on a resolution cast in accordance with rule 7.11(a) is of no effect and will be disregarded:

(i)	if, at the time of the resolution, the person who cast the direct vote:

(A)	is not entitled to vote on the resolution in respect of the share voted; or

(B)	would not be entitled to vote on the resolution in respect of the share if the person were present at the meeting at which the resolution is considered;

(ii)	if, had the vote been cast in person at the meeting at which the resolution is considered, the vote would not be valid or the Company would be obliged to disregard the vote; or

(iii)	if the direct vote was not cast in accordance with any regulations, rules and procedures prescribed by the directors under rule 7.11(a).

(c)	Subject to any rules prescribed by the directors under rule 7.11(a), where:

(i)	a direct vote is cast on a resolution at a meeting in respect of a share in accordance with rule 7.11(a); and

(ii)	either:

(A)	the member who is registered in respect of the share(s) for which the direct vote was cast; or

(B)	if not that member, the person who cast the direct vote on behalf of that member,

is present in person at the meeting at the time the resolution is considered (including in the case of a body corporate, by Representative),

then the direct vote will be disregarded unless the member or other person instructs otherwise.

7.12	Decisions at general meetings

(a)

Except where a resolution requires a special majority, a resolution is taken to be passed if a simple majority of the votes cast are in favour of the resolution. A resolution passed in this way is, for all purposes, a resolution of the members.

(b)	If the votes on a proposed resolution are equal, the chair has a casting vote in addition to any deliberative vote.

(c)	Subject to rules 7.12(d) and (f), each resolution submitted to a general meeting must be decided in the first instance by a show of hands.

(d)	A poll may be demanded by a member in accordance with the Act (and not otherwise) or by the chair. The demand for a poll may be withdrawn with the chair’s consent.

(e)	Unless the chair or the directors otherwise determine, no poll may be demanded on the election of a chair.

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(f)	The chair may determine that a resolution be determined by a poll without first submitting the resolution to the meeting to be decided by a show of hands.

(g)	A demand for a poll does not prevent a meeting continuing to transact any business other than the question on which the poll is demanded.

(h)	Where demanded, a poll must be taken in the manner and at the time the chair decides. The result of the poll as declared by the chair is the resolution of the meeting at which the poll was demanded.

(i)

Unless a poll is demanded, a declaration by the chair following a vote on a show of hands that a resolution has either been passed or lost is conclusive, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

7.13	Representation at general meetings

(a)	Subject to this Constitution, each member entitled to vote at a meeting may, in accordance with the Act:

(i)	vote in person or, where a member is a body corporate, by its Representative; or

(ii)	appoint not more than 2 proxies or attorneys to vote for the member.

(b)	A proxy, attorney or Representative may, but need not, be a member of the Company.

(c)	An instrument appointing a proxy is valid if it is in accordance with the Act or in any form (including electronic) approved by the directors.

(d)

A proxy appointment received at an electronic address specified in the notice of meeting for the receipt of proxy appointment or otherwise received by the Company in accordance with the Act is taken to have been received at the registered office and validated by the member if the requirements set out in the notice are satisfied or the appointment is otherwise authenticated in accordance with the Act.

(e)	Unless otherwise provided in the appointment of a proxy, attorney or Representative, an appointment will be taken to confer authority:

(i)

to do any of the acts specified in rule 7.13(f), even though the appointment may refer to specific resolutions and may direct the proxy, attorney or Representative how to vote on those resolutions; and

(ii)

even though the appointment may refer to a specific meeting to be held at a specified time or venue, where the meeting is rescheduled, adjourned or postponed to another time or changed to another venue, to attend and vote at the rescheduled, adjourned or postponed meeting or at the new venue.

(f)	The acts referred to in rule 7.13(e)(i) are:

(i)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(ii)	to vote on any motion before the general meeting, whether or not the motion is referred to in the appointment; and

(iii)	to act generally at the meeting (including to speak, demand a poll, join in demanding a poll and to move motions).

Constitution of Bionomics Ltd

(g)

A proxy form issued by the Company must allow for the insertion of the name of the person to be appointed as proxy and may provide that, in circumstances and on conditions specified in the form, the chair (or another person specified in the form) is appointed as proxy.

(h)

A proxy or attorney may not vote at a meeting or adjourned meeting or on a poll unless the instrument appointing the proxy or attorney, together with the authority under which the instrument is signed, is received by the Company:

(i)	at least 48 hours (or any shorter period as specified by the Act or as the directors permit) before the commencement of the meeting or adjourned meeting or taking the poll, as applicable; or

(ii)

where rule 7.13(j)(ii) applies, such shorter period before the time for holding the meeting or adjourned or postponed meeting or taking the poll, as applicable, as the directors determine in their discretion.

(i)

A document is received by the Company under rule 7.13(h) when it is received in accordance with the Act, and to the extent permitted by the Act, if the document is produced or the transmission of the document is otherwise verified to the Company in the way specified in the notice of meeting.

(j)

Where, within the period specified in rule 7.13(h)(i) or as otherwise determined by the directors, the Company receives an instrument recording a direct vote or appointing a proxy or attorney in accordance with this Constitution or the Act, the Company may:

(i)	clarify with the relevant member any instruction in relation to that instrument by written or verbal communication and make any amendments to the instrument required to reflect any clarification; and

(ii)

where the Company considers that the instrument has not been duly executed, return the instrument to the appointing member and request that the member duly execute the instrument and return it to the Company within the period determined by the Company under rule 7.13(h)(ii) or otherwise determined by the directors and notified to the member.

(k)

The member is taken to have appointed the Company as its attorney for the purpose of any amendments made to an instrument recording a direct vote or appointing a proxy or attorney in accordance with rule 7.13(j)(i). An instrument appointing a proxy or attorney which is received by the Company in accordance with rule 7.13(j)(ii) is taken to have been validly received by the Company.

(l)	Where a member appoints 2 proxies or attorneys to vote at the same meeting:

(i)	if the appointment does not specify the proportion or number of the member’s votes each proxy or attorney may exercise, each may exercise half of the votes;

(ii)	if both proxies or attorneys attend, neither may vote on a show of hands; and

(iii)	on a poll, each proxy or attorney may only exercise votes in respect of those shares or voting rights the proxy or attorney represents.

Constitution of Bionomics Ltd

(m)	A vote exercised in accordance with the terms of an instrument appointing a proxy, a power of attorney or other relevant instrument of appointment is valid despite:

(i)	the occurrence of a Transmission Event;

(ii)	the revocation of the instrument or the power (or of the authority under which a third party appointed the proxy or attorney); or

(iii)	the transfer of the share in respect of which the instrument or power is given,

if no notice in writing of the Transmission Event, revocation or transfer (as the case may be) has been received by the Company within the period specified in rules 7.13(h) or (j) (as applicable).

(n)	Unless otherwise determined by the directors:

(i)	the appointment of a proxy or attorney is not revoked by the appointor attending and taking part in the meeting; but

(ii)	if the appointor votes on a resolution, the proxy or attorney is not entitled to vote on the resolution as the proxy or attorney of the appointor.

(o)

The chair of a meeting, or their delegate, may require a person acting as a proxy, attorney or Representative to establish to the chair’s satisfaction that the person is duly appointed to act and may, if the person fails to do so, exclude the person from attending or voting at the meeting.

8	Directors

8.1	Appointment and retirement of directors

(a)	The number of directors (not including alternate directors) shall:

(i)	not be less than 3; and

(ii)	not be more than 12,

unless the Company resolves otherwise at a general meeting.

(b)	The directors in office on the date that this Constitution was adopted by the Company continue in office but on the terms and conditions set out in this Constitution.

(c)

The directors may appoint any eligible person to be a director, either as an addition to the existing directors or to fill a casual vacancy, but so that the total number of directors must not exceed the maximum number fixed under rule 8.1(a).

(d)

A director appointed by the directors under rule 8.1(c), who is not a managing director, holds office until the conclusion of the next AGM following their appointment and is eligible for election at that meeting.

(e)	No director who is not a managing director may hold office beyond the third AGM following the meeting at which the director was last elected or re-elected.

(f)

Where required by the Act or Listing Rules to do so, the Company must hold an election of directors at each AGM. If there would otherwise not be a vacancy on the board of directors, and no director is required to retire under rules 8.1(d) or (e), then the director who has been longest in office since their last election or appointment (other than the managing director) must retire. As between directors who were last elected or appointed on the same day, the one to retire must (unless they can agree among themselves) be decided by lot.

Constitution of Bionomics Ltd

(g)

If there is more than one managing director, only one of them, nominated by the directors, is entitled not to be subject to vacation of office under rule 8.1(d) or retirement under rules 8.1(e) or (f).

(h)

The identification of directors to retire under rule 8.1(f) is based on the composition of the board of directors at the date of the notice calling the AGM. A director is not required to retire and is not relieved from retiring because of a change in the number or identity of the directors after the date of the notice but before the meeting closes.

(i)

The members may by resolution at a general meeting appoint any eligible person to be a director, either as an addition to the existing directors or to fill a casual vacancy, but so that the total number of directors must not exceed the maximum number fixed under rule 8.1(a).

(j)

The retirement of a director from office under this Constitution and the re-election of a director or the election of another person to that office (as the case may be) takes effect at the conclusion of the meeting at which the retirement and re-election or election occur.

8.2	Eligibility for election

(a)	A person is eligible for election to the office of a director at a general meeting only if:

(i)	the person is in office as a director immediately before that meeting;

(ii)	the person has been recommended by the directors for election at that meeting; or

(iii)

not less than the number of members specified in the Act as being required to give notice of a proposed resolution at a general meeting have, at least 45 Business Days before the general meeting, given the Company a notice signed by the relevant members stating their intention to nominate the person for election, together with the person’s signed consent to act as a director.

(b)	An auditor of the Company, or a partner, employer or employee of an auditor of the Company, may not be appointed or elected as a director.

8.3	Director need not be a member

(a)	A person is not required to hold shares in the Company to qualify for appointment or election as a director.

(b)	A director is entitled to attend and speak at general meetings and at meetings of the holders of a class of shares, even if the director is not a member or a holder of shares in the relevant class.

8.4	Vacating office

In addition to the circumstances prescribed by the Act and this Constitution, the office of a director becomes vacant if the director:

(a)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

Constitution of Bionomics Ltd

(b)	becomes bankrupt or insolvent or makes any arrangement or composition with their creditors generally;

(c)

fails to attend meetings of the directors for more than 3 consecutive months without leave of absence from the directors and a majority of the other directors have not, within 14 days of having been given a notice by the secretary giving details of the absence, resolved that leave of absence be granted;

(d)	resigns by notice in writing to the Company; or

(e)	being an executive director (including the managing director), ceases to be an employee of the Company or a subsidiary of the Company, unless determined otherwise by the directors.

8.5	Remuneration

(a)

Each director is entitled to such remuneration from the Company as the directors decide, but the total remuneration of non-executive directors (in their capacity as non-executive directors) in any financial year may not exceed an amount fixed by the Company in general meeting.

(b)	For the purposes of rule 8.5(a), the amount fixed by the Company as remuneration for the directors does not include any amount paid by the Company or a related body corporate:

(i)	under rules 8.5(d) or (e);

(ii)	in the form of securities issued or granted with the approval of members under the Listing Rules; or

(iii)	in the form of any insurance premium paid or agreed to be paid for a director under rule 10.3.

(c)

Subject to the Act, the Listing Rules and other applicable laws, remuneration under rule 8.5(a) may be provided in cash or in any other manner that the directors decide, including by way of non cash benefit, such as a contribution to a superannuation fund or the issue or grant of securities.

(d)

The directors are entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any general meetings of the Company or of the directors or of committees of the directors.

(e)

If a director, with the approval of the directors, performs extra services or makes any special exertions for the benefit of the Company, the directors may cause that director to receive out of the funds of the Company such additional remuneration as the directors decide having regard to the value to the Company of the extra services or special exertions.

(f)	Any remuneration paid to an executive director must not include a commission on, or percentage of, operating revenue.

(g)	Any person (including an officer of the Company) may be paid a benefit in connection with the retirement from office of any officer of the Company, in accordance with the Act and the Listing Rules.

(h)	The Company may pay contributions to a superannuation, retirement or pension fund for a director.

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(i)

Subject to the Act, a director may be engaged by the Company in any other capacity (other than an auditor) and may be appointed on terms as to remuneration, tenure of office and otherwise as may be agreed by the directors.

8.6	Interested directors

(a)

A director who has an interest in a matter that relates to the affairs of the Company shall comply with any applicable provisions of the Act relating to disclosure of that interest or any rules relating to disclosure adopted by the directors.

(b)	No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a person fails to comply with rule 8.6(a).

(c)	A director is not disqualified by reason only of being a director from:

(i)	holding any office or place of profit in the Company, except that of auditor;

(ii)

holding any office or place of profit in any other company, body corporate, trust, partnership or entity promoted by or otherwise associated with the Company, including one that acts in a professional capacity for the Company;

(iii)	contracting or entering into an arrangement with the Company as vendor, purchaser or in another capacity;

(iv)

being present and being counted in a quorum for any meeting, or voting on a resolution or decision at a meeting, where the director has an interest in a matter that is being considered by the directors, unless that is prohibited by the Act; or

(v)	signing or participating in the execution of a document by or on behalf of the Company.

(d)	Notwithstanding the fiduciary obligations arising from the director’s office, the director may do any of the things referred to in rule 8.6(c):

(i)	without any liability to account to the Company for any direct or indirect benefit accruing to the director; and

(ii)	without affecting the validity of any contract, arrangement, instrument, resolution or other thing.

(e)

A director may exercise the voting power conferred by securities in any entity held by the Company, in accordance with the terms of the director’s appointment, even in circumstances where the director may be interested in the exercise (such as a resolution appointing a director as an officer of the entity or providing for the payment of remuneration to officers of the entity).

(f)	This rule 8.6 also applies as if each reference to the Company were a reference to a subsidiary of the Company.

8.7	Powers and duties

(a)

The directors are responsible for managing the business of the Company and may exercise all powers of the Company which are not, by the law or this Constitution, required to be exercised by the Company in general meeting.

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(b)	Without limiting the generality of rule 8.7(a), the directors may exercise all the powers of the Company to:

(i)	borrow or raise money in any way;

(ii)	charge any of the Company’s property or business or any of its uncalled capital; and

(iii)	issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

(c)

Debentures or other securities may be issued on the terms and at prices decided by the directors, including bearing interest or not, with rights to subscribe for, or exchange into, shares or other securities in the Company or a related body corporate or with special privileges as to redemption, participating in share issues, attending and voting at general meetings and appointing directors.

(d)

The directors may decide how cheques, promissory notes, banker’s drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as applicable, by or on behalf of the Company.

(e)	The directors may pay out of the Company’s funds all expenses relating to the promotion, formation and registration of the Company and the vesting in it of the assets acquired by it.

(f)	The directors may:

(i)

appoint any person to be an officer, attorney or agent of the Company for any purpose, with the powers, discretions and duties (including those vested in or exercisable by the directors), for any period and on any terms (including as to remuneration) as the directors decide;

(ii)	authorise an officer, attorney or agent to delegate any of the powers, discretions and duties vested in the attorney or agent; and

(iii)	revoke or vary any power delegated to the attorney or agent, or remove or dismiss the attorney or agent with or without cause.

(g)	A power of attorney granted under rule 8.7(f) may contain such provisions for the protection and convenience of the attorney or persons dealing with the attorney as the directors decide.

(h)	Nothing in this rule 8.7 limits the general nature of rule 8.7(a).

8.8	Committees and delegates

(a)

The directors may delegate any of their powers to one director, a committee of directors, or any other person or persons (including a committee composed partly of one or more directors and partly of one or more other persons).

(b)	A committee or delegate must exercise the powers delegated in accordance with any directions of the directors.

(c)	Any power delegated in accordance with this rule 8.8 may be revoked, withdrawn, altered or varied as the directors decide.

(d)

Subject to the terms of appointment or reference of a committee, the provisions of this Constitution applying to meetings and resolutions of directors apply, so far as they can and with the necessary changes, to meetings and resolutions of a committee.

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(e)	The acceptance of a delegation of powers by a director may, if the directors so resolve, be treated as an extra service or special exertion performed by the delegate for the purposes of rule 8.5(e).

(f)	Nothing in this rule 8.8 limits the powers of the directors to delegate.

8.9	Meetings of directors

(a)	The directors may meet together to attend to business and adjourn and otherwise regulate their meetings as they decide.

(b)

The contemporaneous linking together by telephone or other electronic means of a sufficient number of directors to constitute a quorum constitutes a meeting of the directors. All the provisions in this Constitution relating to meetings of the directors apply, as far as they can and with any necessary changes, to meetings of the directors by telephone or other electronic means.

(c)

A meeting by telephone or other electronic means is taken to be held at the place where the chair of the meeting is, or at such other place the chair of the meeting decides, as long as at least one of the directors involved was at that place for the duration of the meeting.

(d)

A director taking part in a meeting by telephone or other electronic means is taken to be present in person at the meeting and all directors participating in the meeting will (unless there is a specific statement otherwise) be taken to have consented to the holding of the meeting by the relevant electronic means.

(e)

If, before or during the meeting, any technical difficulty occurs where one or more directors cease to participate, the chair may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.

8.10	Calling meetings of directors

(a)	A director may, whenever the director thinks fit, call a meeting of the directors.

(b)	A secretary must, if requested by a director, call a meeting of the directors.

8.11	Notice of meetings of directors

(a)	Notice of a meeting of directors must be given to each person who is at the time the notice is given:

(i)	a director, except a director on leave of absence approved by the directors; or

(ii)	an alternate director appointed under rule 8.16(a) by a director on leave of absence approved by the directors.

(b)	A notice of meeting of directors:

(i)	must specify the time of the meeting and its location (or other method(s) by which the directors may participate under rule 8.9(b));

(ii)	need not state the nature of the business to be transacted at the meeting;

(iii)	may, if necessary, be given immediately before the meeting;

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(iv)	may be given in person or by post or by telephone, fax or other electronic means, or in any other way consented to by the directors; and

(v)	will be taken to have been given to an alternate director if it is given to the director who appointed that alternate director.

(c)	A director or alternate director may waive notice of a meeting of the directors by giving notice to that effect in person or by post or by telephone, fax or other electronic means.

(d)	Failure to give a director or alternate director notice of a meeting of the directors does not invalidate anything done or any resolution passed at the meeting if:

(i)	the failure occurred by accident or inadvertent error; or

(ii)	the director or alternate director attended the meeting or waived notice of the meeting (whether before or after the meeting).

(e)	A person who attends a meeting of the directors waives any objection that person may have to a failure to give notice of the meeting.

8.12	Quorum at meetings of directors

(a)	Unless the directors decide otherwise, 3 directors constitute a quorum.

(b)	No business may be transacted at a meeting of directors unless a quorum of directors is present at the time the business is dealt with.

(c)

If there is a vacancy in the office of a director, the remaining directors may act. But, if their number is not sufficient to constitute a quorum, they may only act in an emergency or to increase the number of directors to a number sufficient to constitute a quorum or to call a general meeting of the Company.

8.13	Chair and deputy chair of directors

(a)	The directors may elect one of their number to the office of chair and one or more to the office of deputy chair of directors. The directors may decide the period for which those offices will be held.

(b)	If, at a meeting of directors:

(i)	there is no chair; or

(ii)	the chair is either not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

(iii)

the deputy chair (if any) is entitled to be chair of the meeting or, if the circumstances described by rules 8.13(b)(i) or (ii) apply to the deputy chair, the directors present must elect one of their number to chair the meeting.

8.14	Decisions of directors

(a)	Subject to this Constitution, questions arising at a meeting of directors are decided by a majority of votes cast by the directors present and voting, and each director has one vote.

(b)	In the case of an equality of votes, the chair of the meeting has a casting vote in addition to the chair’s deliberative vote, unless only 2 directors are present and entitled to vote.

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8.15	Written resolutions

(a)	If:

(i)

all of the directors (other than any director on leave of absence approved by the directors, any director who disqualifies themself from considering the resolution in question and any director who would be prohibited by the Act from voting on the resolution in question) sign or consent to a written resolution; and

(ii)	the directors who sign or consent to the resolution would have constituted a quorum at a meeting of directors held to consider that resolution,

then the resolution is taken to have been passed by a meeting of the directors.

(b)	A director may consent to a resolution by:

(i)	signing the document containing the resolution (or a copy of that document);

(ii)

giving to the Company at its registered office a written notice (including by fax or other electronic means) addressed to the secretary or to the chair of directors signifying assent to the resolution and either setting out its terms or otherwise clearly identifying them; or

(iii)	telephoning the secretary or the chair of directors and signifying assent to the resolution and clearly identifying its terms.

8.16	Alternate directors

(a)	A director may, with the approval of a majority of the other directors, appoint a person to be the director’s alternate director for such a period as the director decides.

(b)	The appointment may be terminated or suspended at any time by the appointor or by a majority of the other directors.

(c)

An appointment, or the termination or suspension of an appointment of an alternate director, must be in writing and signed and takes effect only when the Company has received notice in writing of the appointment, termination or suspension.

(d)	The alternate director:

(i)	may, but need not, be a member or a director of the Company;

(ii)	may act as alternate director to more than one director;

(iii)	in the absence of the appointor, may exercise any powers of the appointor, except the power under rule 8.16(a);

(iv)	in the absence of the appointor, is entitled to attend and vote in place of and on behalf of the appointor and is to be counted in the quorum at the meeting of directors;

(v)	is an officer of the Company and not the agent of the appointor, and is responsible to the Company for their own acts and defaults; and

(vi)	is not entitled to receive any remuneration or benefit from the Company other than out of the remuneration of the director appointing the alternate director or in accordance with rule 8.5(e).

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(e)	An alternate director is not to be taken into account in determining the number of directors or the rotation of directors under this Constitution.

(f)	The office of an alternate director is vacated if and when the appointor vacates office as a director.

8.17	Validity of acts

An act done at a meeting of directors, or of a committee or a person acting as a director is not invalidated by:

(a)	a defect in the appointment of a person as a director or a member of a committee; or

(b)	a person so appointed being disqualified or not being entitled to vote,

if that circumstance was not known by the directors, committee or person when the act was done.

9	Executive officers

9.1	Managing directors and executive directors

(a)

The directors may appoint one or more of the directors to the office of managing director or other executive director. Subject to the terms of any agreement entered into, the directors may at any time revoke the appointment, with or without cause.

(b)

Unless the directors decide otherwise, a managing director’s or other executive director’s appointment as an employee automatically terminates if the managing director or other executive director ceases to be a director.

(c)	A managing director or other executive director may be referred to by any title chosen by the directors.

9.2	Secretary

The directors must appoint at least one secretary and may appoint additional secretaries.

9.3	Executive officers

(a)	A reference in this rule 9.3 to an executive officer is a reference to a managing director or executive director (however titled) or secretary appointed under this rule 9.

(b)	An executive officer may be appointed on terms as to remuneration, tenure of office and otherwise as the directors decide.

(c)	The directors may:

(i)	delegate or give to an executive officer any powers, discretion and duties they decide;

(ii)	withdraw, suspend or vary any of the powers, discretions and duties given to an executive officer; and

(iii)	authorise the executive officer to delegate any of the powers, discretions and duties given to the executive officer.

(d)

An act done by a person acting as an executive officer is not invalidated by a defect in the person’s appointment, the person being disqualified from being an executive officer, or having vacated office, if (in each case) the person was not aware of that circumstance when the act was done.

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10	Indemnity, insurance and access

10.1	Persons to whom rules 10.2 and 10.3 apply

For the purposes of rules 10.2 and 10.3, an Officer is:

(a)	each person who is or has been a director, alternate director or executive officer (within the meaning of rule 9.3(a)) of the Company or a subsidiary of the Company; and

(b)	such other officers or former officers of the Company or its related bodies corporate as the directors in each case decide.

10.2	Indemnity

(a)	The Company:

(i)	must, to the extent permitted by law, indemnify each Officer on a full indemnity basis against all Liabilities incurred by the person as an Officer; and

(ii)	may execute a documentary indemnity in any form in favour of an Officer on such terms as the directors think fit and which are not inconsistent with this rule 10.

(b)	The indemnity in rule 10.2(a):

(i)	is enforceable without the Officer having to first incur any expense or make any payment;

(ii)	is a continuing obligation and is enforceable by a person to whom rule 10.2(a) applies even though that person has ceased to be an Officer; and

(iii)	applies to Liabilities incurred both before and after the adoption of this Constitution.

10.3	Insurance

The Company may, to the extent permitted by law:

(a)

purchase and maintain insurance or pay or agree to pay a premium for insurance for each Officer against any Liability incurred by the Officer, including but not limited to a Liability for negligence or for reasonable costs and expenses incurred in defending or responding to proceedings, whether civil or criminal and whatever their outcome; and

(b)	bind itself in any contract or deed with any Officer to make payments on such terms as the directors think fit which are not inconsistent with this rule 10.

10.4	Savings

Nothing in rules 10.2(a) or 10.3:

(a)	affects any other right or remedy that a person to whom those rules apply may have in respect of any Liability referred to in those rules;

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(b)	limits the capacity of the Company to indemnify or provide or pay for insurance for any person to whom those rules do not apply; or

(c)	limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of this Constitution.

11	Winding up

11.1	Distributing surplus

Subject to this Constitution and any rights or restrictions attached to any shares or class of shares:

(a)

any surplus assets remaining after satisfaction of the debts and liabilities of the Company and the charges and expenses of winding up will be available for distribution among the members, in proportion to the number of shares held by the members, irrespective of the amounts paid or credited as paid on the shares; and

(b)	for the purposes of this rule 11.1 at the time of the winding up, any amount unpaid on a share is to be treated as property of the Company. When such an amount is unpaid, the Company may:

(i)	reduce the amount of the payment to be made to that member under rule 11.1(a) by the amount owing; or

(ii)

if the amount owed by a particular member is greater than the distribution to which that member is entitled under rule 11.1(a), retain the full amount of that distribution in partial repayment of that amount owing.

11.2	Dividing property

(a)	If the Company is wound up, the liquidator may, with the sanction of a special resolution:

(i)

divide among all or any of the members as the liquidator thinks fit any part of the assets of the Company, and decide how the division is to be carried out as between the members or different classes of members; and

(ii)	vest any part of the assets of the Company in trustees on any trusts for the benefit of all or any of the members at the liquidator thinks fit.

(b)

Any division under rule 11.2(a) need not accord with the legal rights of the members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part, but if any division is otherwise than in accordance with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the determination were a special resolution passed under section 507 of the Act.

(c)

If any shares to be divided include securities with a liability to call, any person entitled under the division to any of the shares may, by notice in writing within 10 Business Days after passing of the special resolution, direct the liquidator to sell the person’s proportion and pay to the person the net proceeds. The liquidator must, if practicable, act accordingly.

(d)	Nothing in this rule 11.2 takes away from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

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(e)	Rule 5.3 applies, so far as it can and with any necessary changes, to a division by a liquidator under rule 11.2(a) as if references in rule 5.3 to:

(i)	the directors were references to the liquidator; and

(ii)	a distribution or capitalisation were references to the division under rule 11.2(a).

12	Seals

(a)	If the Company has a common seal:

(i)	it may be used only by the authority of the directors; and

(ii)

every document to which it is affixed must be signed by 2 directors, a director and a secretary or a director and another person appointed by the directors to countersign that document or a class of documents in which that document is included.

(b)	The directors must provide for the safe custody of any seal of the Company.

13	Notices

13.1	Notices by the Company to members

(a)	Without limiting any other way in which notice may be given to a member under this Constitution, the Act or the Listing Rules, the Company may give a notice to a member by:

(i)	delivering it personally to the member;

(ii)	sending it by prepaid post to the member’s address in the register of members or any other address the member supplies to the Company for giving notices; or

(iii)

sending it by fax or other electronic means (including providing a URL link to any document or attachment) to the fax number or electronic address the member has supplied to the Company for giving notices.

(b)	The Company may give notice to the joint holders of a share by giving it to the joint holder first named in the register of members in respect of the share.

(c)	The fact that a person has supplied a fax number or electronic address for the giving of notices does not require the Company to give any notice to that person by fax or electronic mail.

(d)

The Company may give a notice to a person entitled to a share as a result of a Transmission Event by delivering it or sending it in the manner authorised by rule 13.1(a) addressed to the name or title of the person, to:

(i)	the address, fax number or electronic address that person has supplied to the Company for giving notices to that person; or

(ii)

if that person has not supplied an address, fax number or electronic address, to the address, fax number or electronic address to which the notice might have been sent if that Transmission Event had not occurred.

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(e)	A notice given to a member under rules 13.1(a) or (b) is, even if a Transmission Event has occurred and whether or not the Company has notice of that occurrence:

(i)	duly given for any shares registered in that person’s name, whether solely or jointly with another person; and

(ii)	sufficiently served on any person entitled to the shares because of the Transmission Event.

(f)	A notice given to a person who is entitled to a share because of a Transmission Event is sufficiently served on the member in whose name the share is registered.

(g)	Where a member does not have a registered address or where the Company believes a member is not known at the member’s registered address, all notices are taken to be:

(i)	given to the member if they are given to the Exchange or exhibited at the Company’s registered office for a period of 48 hours; and

(ii)	served at the time the notice is given to the Exchange or the commencement of that period (as applicable),

unless and until the member informs the Company of the member’s address.

(h)

A person who, because of a transfer of shares, becomes entitled to any shares registered in the name of a member, is taken to have received every notice which, prior to that person’s name and address being entered in the register of members for those shares, was properly given to that member.

(i)	A signature to any notice given by the Company to a member under this rule 13.1 may be printed or affixed by some mechanical, electronic or other means.

13.2	Notices by the Company to directors

The Company may give a notice to a director or alternate director by:

(a)	delivering it personally to them;

(b)	sending it by prepaid post to their usual residential or business address, or any other address they have supplied to the Company for giving notices; or

(c)	sending it by fax or other electronic means to the fax number or electronic address they have supplied to the Company for giving notices.

13.3	Notices by directors to the Company

A director or alternate director may give a notice to the Company by:

(a)	delivering it to the Company’s registered office;

(b)	sending it by prepaid post to the Company’s registered office; or

(c)	sending it by fax or other electronic means to the principal fax number or electronic address at the Company’s registered office.

13.4	Time of service by the Company

(a)	A notice from the Company properly addressed and posted is taken to have been served on the day after the date of its posting, regardless of whether the address for service is in or outside Australia.

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(b)	A certificate signed by a secretary or other officer of the Company stating that a notice was duly posted on a particular date under this Constitution is conclusive evidence of that fact.

(c)	A notice sent by the Company by fax or electronic transmission is taken to be served when the transmission is sent.

(d)	Where the Company sends a notice by electronic transmission, the notice is taken as served at the time the electronic transmission is properly addressed and transmitted.

(e)	Where the Company gives a notice by any other means permitted by the Act, the notice is taken as served on the day after the date on which the recipient is notified that the notice is available.

(f)	Where a given number of days’ notice or other specified period of notice must be given, the day of service is not to be counted in the number of days or other period.

14	Proportional Takeover Bids

14.1	Definitions

In this rule 14:

(a)	Approving Resolution, in relation to a Proportional Takeover Bid, means a resolution to approve the Proportional Takeover Bid passed in accordance with rule 14.3;

(b)

Proportional Takeover Bid means an off-market bid that is made or purports to be made under section 618(1)(b) of the Corporations Act in respect of a specified proportion of shares included in a class of shares in the Company; and

(c)	Approving Resolution Deadline, in relation to a Proportional Takeover Bid, means the day that is 14 days before the last day of the bid period in respect of the Proportional Takeover Bid.

14.2	Transfers not to be registered

Despite rule 6.2, a transfer giving effect to a takeover contract resulting from the acceptance of an offer made under a Proportional Takeover Bid must not be registered unless and until an Approving Resolution to approve the Proportional Takeover Bid has been passed or is taken to have been passed in accordance with rule 14.3.

14.3	Resolution

(a)	Where offers have been made under a Proportional Takeover Bid, the directors must:

(i)

convene a meeting of the persons entitled to vote on the Approving Resolution for the purpose of considering and, if thought fit, passing an Approving Resolution to approve the Proportional Takeover Bid; and

(ii)	ensure that such a resolution is voted on in accordance with this rule 14.3,

before the Approving Resolution Deadline in relation to that Proportional Takeover Bid.

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(b)	The provisions of this Constitution that apply to a general meeting of the Company apply:

(i)	with any changes that the circumstances require, to a meeting convened under rule 14.3(a); and

(ii)	as if the meeting convened under rule 14.3(a) were a general meeting of the Company.

(c)

The bidder under a Proportional Takeover Bid and any associates of the bidder are not entitled to vote on the Approving Resolution relating to that Proportional Takeover Bid and, if they do vote, their votes must not be counted.

(d)

Subject to rule 14.3(c), a person who, as at the end of the day on which the first offer under the Proportional Takeover Bid was made, held bid class shares is entitled to vote on the Approving Resolution relating to the Proportional Takeover Bid.

(e)

An Approving Resolution is to be taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is to be taken to have been rejected.

(f)

If an Approving Resolution to approve a Proportional Takeover Bid has not been voted on in accordance with this rule 14.3 as at the end of the day before the Approving Resolution Deadline, an Approving Resolution to approve the Proportional Takeover Bid will be taken to have been passed in accordance with this rule 14.3.

14.4	Expiry

This rule 14 ceases to have effect, and is automatically omitted from this Constitution, in accordance with section 648G of the Act.